FHLB Des Moines Election Results

FHLB Des Moines is pleased to announce that its Board of Directors recently elected its Chair and Vice Chair for two-year terms beginning January 1, 2008. Michael K. Guttau, Chairman and President of Treynor State Bank in Treynor, Iowa, was elected Chair and Dale E. Oberkfell, President and COO of Reliance Bank in Frontenac, Missouri was elected Vice Chair.

The Bank is also pleased to announce the results of the 2007 directors’ election for the open seats on the 2008 Board. There were no open seats in Iowa or South Dakota; therefore we did not hold elections in these states. The results for the other states electing directors are as follows:
Missouri — 1 seat available

Number of institutions eligible to vote: 334

Number of institutions who voted:	165
Total eligible votes per candidate:	1,701,326
Total votes cast:	803,239

Joseph C. Stewart III (340,769 votes), elected – 3 year term 01/01/08 – 12/31/10
CEO
Bank Star
1999 W. Osage
Pacific, MO 63069

Greg Bynum, President (337,899 votes)
First Community Bank
301 SE Main Street
Lee’s Summit, MO 64063

Daniel Katzfey (124,571 votes)
President & CEO
First Home Savings Bank
142 E. 1st Street
Mountain Grove, MO 65711

North Dakota — 1 seat available

Number of institutions eligible to vote: 65

Number of institutions who voted:	44
Total eligible votes per candidate:	271,765
Total votes cast:	208,144

Eric Hardmeyer (173,705 votes), elected – 3 year term 01/01/08 – 12/31/10
President & CEO
Bank of North Dakota
700 E. Main Avenue
Bismarck, ND 58506

Kim Larson (34,439 votes)
President & CEO
First State Bank of North Dakota
340 Main Street
Arthur, ND 58006

Minnesota – 1 seat available (No Election)

Michael J. Finley, elected – 3 year term 01/01/08 – 12/31/10
President
Janesville State Bank
201 N. Main Street
Janesville, MN 56048

On August 14, 2007, Michael J. Finley was declared re-elected by the Bank to its Board of Directors for a three-year term commencing January 1, 2008. The directorship was filled without an election because only Mr. Finley accepted nomination for the one Minnesota directorship. Mr. Finley was declared elected to the Board in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Board.